Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Cash Account Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-32476) of our report dated June 19, 2002 on the financial statements and financial highlights of Money Market Portfolio (one of the series comprising Cash Account Trust) included in the Cash Account Trust Annual Report April 30, 2002.


                                                         /s/ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP

Boston, Massachusetts
December 2, 2002